================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Ocean Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             OCEAN FINANCIAL CORP.
                               975 HOOPER AVENUE
                      TOMS RIVER, NEW JERSEY  08754-2009
                                 (732)240-4500


                                                            March 19, 1999


Fellow Shareholders:

     You are cordially invited to attend the 1999 annual meeting of shareholders (the "Annual Meeting") of Ocean Financial Corp. (the "Company"), the holding company for Ocean Federal Savings Bank (the "Bank"), Toms River, New Jersey, which will be held on April 22, 1999 at 10:00 a.m. at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of Ocean Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2, THE RATIFICATION OF AUDITORS.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                              Sincerely yours,


                              John R. Garbarino
                              Chairman of the Board, President
                              and Chief Executive Officer

                             OCEAN FINANCIAL CORP.
                               975 Hooper Avenue
                      TOMS RIVER, NEW JERSEY  08754-2009
                      __________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 22, 1999
                      __________________________________


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Ocean Financial Corp. (the "Company"), the holding company for Ocean Federal Savings Bank (the "Bank"), will be held on April 22, 1999 at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.   The election of three directors to a three-year term of office.
     2. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and
     3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 1, 1999, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Ocean Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754-2009, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors



                              John K. Kelly
                              Corporate Secretary

Toms River, New Jersey
March 19, 1999

                             OCEAN FINANCIAL CORP.
                            _______________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1999
                            _______________________

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of Ocean Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 22, 1999, at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, and at any adjournments thereof. The 1998 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1998, accompanies this Proxy Statement, which is first being mailed to record holders on or about March 19, 1999.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addtion to the solicitation of proxies by mail, Kissel-Blake, a Division of Shareholder Communications Corp., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $4,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Ocean Federal Savings Bank (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

     The close of business on March 1, 1999, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 14,162,976 shares.

     As provided in the Company's Certificate of Incorporation, for quorum purposes, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of KPMG LLP as independent auditors of the Company set forth in Proposal 2 and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company ("ASTT"). The Board of Directors has designated ASTT to act as inspector of election and tabulate the votes at the Annual Meeting. ASTT is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                             AMOUNT AND
                                                                              NATURE OF
                                        NAME AND ADDRESS                     BENEFICIAL          PERCENT OF
TITLE OF CLASS                        OF BENEFICIAL OWNER                     OWNERSHIP             CLASS
--------------             -----------------------------------------       --------------       -------------
Common Stock               Ocean Federal Savings Bank Employee               1,751,498 (1)              12.37%
                           Stock Ownership Plan ("ESOP")
                           975 Hooper Avenue
                           Toms River, New Jersey 08754-2009

Common Stock               Ocean Federal Foundation                          1,203,092 (2)               8.49%
                           975 Hooper Avenue
                           Toms River, New Jersey 08754-2009

Common Stock               Neuberger Berman LLC                                772,700 (3)               5.46%
                           605 Third Avenue
                           New York, New York 10158

_____________________

(1) The Compensation Committee (as defined herein) administers the ESOP. The trustee for the ESOP must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. On March 1, 1999, 377,684 shares had been allocated under the ESOP and 1,373,814 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Ocean Federal Foundation (the "Foundation") was established and funded by the Company in connection with the Bank's conversion from mutual to stock form of organization (the "Conversion,") with an amount of the Company's Common Stock equal to 7.4% of the total amount of Common Stock issued in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to charitable purposes within Ocean County, New Jersey and its neighboring communities. The Foundation is governed by a board of directors comprised of 18 members, nine of whom are civic or community leaders in the Bank's local community who are not affiliated with the Company or the Bank, or their officers, directors and employees. The remaining nine members of the Foundation's board of directors are directors of the Company and the Bank. Pursuant to the terms of the contribution of Common Stock, as mandated by the Office of Thrift Supervision, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.
(3) Based upon SEC Form 13G filed by Neuberger Berman LLC on February 9, 1999.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                       PROPOSAL I.  ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine (9) directors and is divided into three classes. Each of the nine members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at the Annual Meeting are Thomas
F. Curtin, John R. Garbarino and Frederick E. Schlosser. Neither Mr. Curtin or Mr. Schlosser are being proposed for election pursuant to any agreement or understanding between either of them and the Company. The Bank and Company have entered into an employment agreement with Mr. Garbarino, which agreement is more fully detailed in the "Employment Agreements" Section of this Proxy Statement. While the Company is not required to nominate Mr. Garbarino for election to the Board of Directors, the terms of his Employment Agreement could be triggered in the event he were not elected to the Board of Directors.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, as of the Record Date, the names of nominees and continuing directors and the Named Executive Officers (as defined below), their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and Named Executive Officers as a group as of the Record Date.


                                                                       EXPIRATION       AMOUNT AND NATURE OF        OWNERSHIP AS
 NAME AND PRINCIPAL OCCUPATION AT PRESENT                 DIRECTOR     OF TERM AS            BENEFICIAL             A PERCENT OF
 AND FOR PAST FIVE YEARS                         AGE      SINCE(1)      DIRECTOR           OWNERSHIP(2)(3)            CLASS(4)
------------------------------------------    --------   ---------    ------------      --------------------        ------------
NOMINEES

Thomas F. Curtin                                  67        1991          2002                 75,598(5)(6)              .51%
 Partner, The Foristall
 Company, Inc., an investor
 relations firm.

John R. Garbarino                                 49        1984          2002                383,386(7)(8)             2.60%
 Chairman of the Board
 President and Chief Executive
 Officer of the Company and the Bank

Frederick E. Schlosser                            77        1968          2002                 73,098(5)(6)              .50%
 Retired, former Vice President
 for Steinbach's department stores.


CONTINUING DIRECTORS

Carl Feltz, Jr.
 Principal, Feltz Associates,                     60        1990          2000                 58,998(5)(6)              .40%
 Architects

Robert E. Knemoller                               69        1982          2000                 65,298(5)(6)              .44%
 Retired, former Executive
 Officer of the Bank

Diane F. Rhine                                    49        1997          2000                 39,005(5)(6)              .26%
 President/Owner of Citta &
 Cobb, Inc., Realtors

Michael E. Barrett                                59        1989          2001                114,657(7)(8)              .78%
 Executive Vice President of the Bank

Donald E. McLaughlin                              51        1985          2001                 59,598(5)(6)              .40%
 President, Donald E. McLaughlin,
 CPA, P.C.

James T. Snyder                                   64        1991          2001                 75,598(5)(6)              .51%
 Retired, Former 50% owner of
 Wallach's Inc., a New Jersey
 retail company.


                                                                       EXPIRATION       AMOUNT AND NATURE OF        OWNERSHIP AS
 NAME AND PRINCIPAL OCCUPATION AT PRESENT                 DIRECTOR     OF TERM AS            BENEFICIAL             A PERCENT OF
 AND FOR PAST FIVE YEARS                         AGE      SINCE(1)      DIRECTOR             OWNERSHIP(3)             CLASS(4)
------------------------------------------    --------   ---------    ------------      --------------------        ------------
NAMED EXECUTIVE OFFICERS
(WHO ARE NOT ALSO DIRECTORS)

Karl E. Reinheimer                               51          --             --               84,312(7)(8)                 .57%
 Executive Vice President and
 Chief Operating Officer of
 the Bank.

Michael J. Fitzpatrick                           43          --             --              143,268(7)(8)                 .97%
 Executive Vice President and
 Chief Financial Officer of the
 Company and Bank.

John K. Kelly                                    49          --             --               88,381(7)(8)                 .60%
 Senior Vice President and
 Corporate Secretary of the
 Company. Senior Vice President
 and General Counsel of the Bank.

All directors and executive officers
 as a group (12 persons)...............          --          --             --            1,261,197(9)                   8.54%

_____________________
(1) Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(3) For purposes of calculating the ownership as a percent of shares outstanding as of the Record Date all presently exercisable options have been added to the outstanding Common Stock.
(4) Shares have been adjusted for the two-for-one stock split effected in the form of a 100% stock dividend paid on May 15, 1998.
(5) Includes 17,254 unvested shares awarded to each outside director, under the Ocean Financial Corp. Amended and Restated 1997 Incentive Plan (the "Incentive Plan") other than Ms. Rhine, whose unvested shares equal 4,314. Awards to the directors under the Incentive Plan began vesting at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose awards began vesting on February 19, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments for all directors will only vest if the performance criteria established annually by the Compensation Committee is satisfied. Each participant has voting power as to the shares awarded.
(6) Excludes 40,264 options granted to each outside director under the Incentive Plan which have not yet vested. Options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose options became exercisable at a rate of 20% per year commencing February 19, 1998. Includes 26,840 options vested to each outside director under the Incentive Plan's vesting schedule, but have not yet been exercised.
(7) Includes 100,658, 32,212, 12,080, 32,212 and 20,132 shares awarded to
    Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively, under the Incentive Plan, which have not yet vested. Awards to officers under the Incentive Plan began vesting at a rate of 20% per year beginning on February 4, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria established annually by the Compensation Committee is satisfied. Each participant has voting power as to the shares awarded.
(8) Excludes 241,576, 50,328, 90,590, 90,590 and 30,196 options granted to
    Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively, which have not yet vested. Options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998. See "Executive Compensation - Incentive Plan." Includes 161,052, 33,552, 60,396, 60,396 and 20,132 options vested to Messrs.
    Garbarino, Barrett, Reinheimer, Fitzpatrick and Kelly, respectively, under the Incentive Plan's vesting schedule, but have not yet been exercised.
(9) Includes a total of 508,552 shares awarded under the Incentive Plan and excludes 785,128 options granted under the Incentive Plan which are not currently exercisable.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of the Board's committees. The Board of Directors of the Company generally meets on a regularly scheduled basis and as needed. During 1998, the Board of Directors of the Company held nine meetings. All directors attended at least 75% of meetings. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

     AUDIT COMMITTEE. The Audit Committee of the Company and the Bank consists of Messrs. McLaughlin, Knemoller and Schlosser. This committee generally meets on a quarterly basis and is responsible for the review of the audit and loan review reports and management actions regarding the implementation of audit findings. The Bank's Internal Auditor and Loan Review Officer report to this committee, and the committee also maintains a liaison with outside auditors and reviews the adequacy of internal controls. The Audit Committee of the Company and the Bank met four times in 1998.

     NOMINATING COMMITTEE. The Company's Nominating Committee for the 1999 Annual Meeting consists of Ms. Rhine and Messrs. Feltz and Knemoller. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met one time in 1998.

     HUMAN RESOURCES/COMPENSATION COMMITTEE. The Human Resources/Compensation Committee of the Company and the Bank (the "Compensation Committee") consists of Messrs. Schlosser and Curtin and Ms. Rhine. The Compensation Committee meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. See "Executive Compensation - Compensation Committee Report on Executive Compensation." The Compensation Committee met three times in 1998.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank's Board and $5,000 for service on the Company's Board. All fees are paid to directors quarterly. Outside directors of the Bank also receive a fee of $900 for each regular board meeting attended and $300 for each committee meeting attended; however, committee chairmen receive $500 per committee meeting attended. The Bank's directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

     DEFERRED COMPENSATION PLAN FOR DIRECTORS. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the "Benefit Age"). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan plus (ii) 200 basis points. The plan offers a death benefit which may be funded through the proceeds of Corporate Owned Life Insurance and is equal to the estimated benefit which would have been payable if the director had participated in the plan for the entire period up to the Benefit Age. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause or disability.

     INCENTIVE PLAN. Under the Amended and Restated 1997 Incentive Plan (the "Incentive Plan") maintained by the Company, which was originally adopted by the Board and approved by stockholders on February 4, 1997 and has been subsequently amended and restated, each director who is not an officer or employee of the Company or Bank, other than Diane F. Rhine, who was not a director at the time of the original grant, received non-statutory options to purchase 67,104 shares of common stock at an exercise price of $14.41, which was the fair market value of the shares on the date of grant (February 4, 1997) as defined under the Incentive Plan and an award 28,758 shares of Common Stock. Ms. Rhine received non-statutory options to purchase 67,104 shares of Common Stock at an exercise price of $15.00, which was the fair market value on the date of grant (February 19, 1997) and an award of 7,190 shares of Common Stock (collectively, the "Directors' Awards"). The Directors' Awards granted under the Incentive Plan vest over a five year period, at a rate of 20% each year commencing one year from the date of grant; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if certain performance criteria established by the Compensation Committee is satisfied and independently verified. The performance criteria established by the Compensation Committee for the third annual installment due to vest in year 2000 requires that the Company's earnings per share (diluted) for fiscal 1999 must increase by at least 15% over the earnings per share (diluted) achieved by the Company for fiscal 1998. Failure to achieve this performance criteria will result in 25% of the third annual installment not vesting in the Year 2000. All Directors' Awards will immediately vest upon death or disability or upon a change in control. All options granted under the Incentive Plan expire 10 years following the date of grant. When share awards vest and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto, plus earnings thereon.

EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     Compensation Policies. The Compensation Committee is responsible for administering the compensation and benefit program for the Company's and the Bank's employees, including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer (other than for himself) along with the rationale for such recommendations. The Committee also approves the compensation for the President and Chief Executive Officer ("CEO"), who does not participate in the Committee's decision as to his compensation package. In establishing compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance.

     The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking to a substantial degree compensation to the performance of the Company's Common Stock.

     The Company's compensation program for executive officers consists of (1) a base salary, (2) a performance-based annual bonus, and (3) periodic grants of stock awards and stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(K) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank makes executive officers whole through the Supplemental Executive Retirement Plan.

     Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions and to correlate with each executive's level of responsibility. The Committee reviewed surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions in New Jersey and the Mid-Atlantic region. The surveys primarily used by the Committee were the 1998 SNL Executive Compensation Reviews for both Commercial Banks and Thrift Institutions.

     The Compensation Committee's base salary determinations are generally aimed at reflecting the overall performance of the Company, the performance of the individual executive officer, as well as their responsibilities and experience and the Committee's view of competitive marketplace conditions.

     Annual Incentive. Under the Performance Acheivement Award Program (the "Award Program") a significant portion of each executive officer's annual cash compensation is contingent on the performance of the Company, the Bank and the individual. The Award Program compares acutal performance against targest which are approved by the Compensation Committee at the beginning of each year. The targets are weighted between individual objectives (which may be subjective in nature) and the Company's success in achieving its financial goals. The weighting of the performance and individual goals depends on the position of the executive. This program is discussed further below under "Chief Executive Officer."

     Long Term Incentive Compensation. Executive officers receive stock awards and options under the Incentive Plan. Awards to executive officers under the Incentive Plan vest at a rate of 20% per year; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if certain performance criteria established by the Committee is satisfied. The performance criteria established by the Compensation Committee for the third annual installment due to vest in year 2000 requires that the Company's earnings per share (diluted) for fiscal 1999 must increase by at least 15% over the earnings per share (diluted) achieved by the Company for fiscal 1998. Failure to achieve this performance criteria will result in 25% of the third annual installment not vesting in the Year 2000. The specific grants and awards for executive officers are reflected in the "Summary Compensation Table". The Committee believes that stock ownership by executive officers is a significant incentive in building shareholder value and aligning the interests of executives with those of shareholders. Stock options and stock awards under the Incentive Plan were allocated by the Committee based upon regulatory practices and policies, the practices of other converted financial institutions as verified by external surveys and each executive officer's level of responsibility and contributions to the Company and the Bank. The Committee takes into account the outstanding stock incentives when determining overall compensation.

     Chief Executive Officer. The Chief Executive Officer ("CEO") was evaluated for the successful level of the Company's and the Bank's operational and administrative changes during 1998, taking into account both subjective performance criteria and certain objective performance measures. Mr. Garbarino's salary for 1998 was $340,000. Performance measures evaluated by the Committee in determining the compensation of the CEO included the adoption and execution of capital management strategies; the successful execution of the Company's Business Plan; and the continued operation of the Bank in a safe and sound manner. Mr. Garbarino's base salary generally remains at the median level as compared to other institutions in the peer group surveys relied upon by the Committee.

     Consistent with the Company's policy of linking compensation and performance, Mr. Garbarino also participated in the Annual Incentive Award Program. Awards made to Mr. Garbarino under the Award Program in 1998 were based upon achievement of a targeted annual return on average equity, degree of preparedness for the Year 2000 computer transition and were supplemented by the achievement of certain individual goals determined by the Committee at the beginning of the year. These goals are structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above the target level and tied to a maximum award opportunity. Mr. Garbarino's award is weighted so that 75% of the award is determined by the Company-wide performance goals and 25% of the award is determined by individual goals. The total award earned by Mr. Garbarino for fiscal year 1998 of $117,000 represented 98% of his targeted award amount based upon both actual Company performance measured against the goals established at the start of the year as well as the Committee's evaluation of Mr. Garbarino's individual goal attainment.

     In addition, Mr. Garbarino has been granted 402,628 options and awarded 167,762 shares under the Incentive Plan, which began vesting at a rate of 20% per year on February 4, 1998. The awards were made consistent with the criteria stated under "Long Term Incentive Compensation."

     Although certain quantitative and qualitative factors were reviewed to determine the Chief Executive Officer's compensation (as well as that of all executive officers), no specific formula was utilized in the Committee's decisions nor did the Committee establish a direct link between base salary levels and the Company's performance.

     The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.


                           THE COMPENSATION COMMITTEE

                           THOMAS F. CURTIN, CHAIRMAN
                   DIANE F. RHINE     FREDERICK E. SCHLOSSER

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of total stockholder return on the Company's Common Stock with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and the SNL Thrift Index for the period beginning on July 3, 1996, the day the Company's Common Stock began trading, through December 31, 1998.

                        CUMULATIVE MONTHLY RETURN AMONG

                      OCEAN FINANCIAL CORP. COMMON STOCK,
                  ALL NASDAQ U.S. STOCKS AND SNL THRIFT INDEX

                             [GRAPH APPEARS HERE]

                         07/02/96  12/31/96  06/30/97  12/31/97  06/30/98  12/31/98
                         --------  --------  --------  --------  --------  --------
Ocean Financial Corp.      100.00    127.50    177.35    189.50    196.86    173.56
All Nasdaq US Stocks       100.00    108.09    121.03    132.70    159.49    186.22
SNL Thrift Index           100.00    123.50    160.69    210.92    217.59    185.51

Notes:

A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the quarterly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on 7/3/96.

     SUMMARY COMPENSATION TABLE.   The following table shows, for the years
ended December 31, 1998, 1997 and 1996, the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and four other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1998 ("Named Executive Officers"). No other Executive Officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 1998.

                                                                        ANNUAL COMPENSATION (1)
                                                           ---------------------------------------------
                                                                                            OTHER
                                                                                            ANNUAL
                 NAME AND PRINCIPAL                             SALARY       BONUS       COMPENSATION
                     POSITIONS                         YEAR     ($) (1)     ($) (3)        ($) (4)
---------------------------------------------------   ------   --------     --------     -------------
John R. Garbarino                                      1998    $340,000     $116,769     $         --
 President and Chief Executive Officer                 1997     325,000      103,441               --
 of the Company and the Bank.......................    1996     325,000       92,930               --

Michael E. Barrett                                     1998    $148,500     $ 20,140     $         --
 Executive Vice President of the Bank                  1997     144,400       22,852               --
 ..................................................    1996     144,400       26,838               --

Michael J. Fitzpatrick
 Executive Vice President and Chief                    1998    $151,000     $ 49,425     $         --
 Financial Officer of the Company and the              1997     145,000       45,293               --
  Bank.............................................    1996     139,500       33,533               --

Karl E. Reinheimer (2)                                 1998    $145,000     $ 28,619     $         --
 Executive Vice President and Chief                    1997     140,000       21,187               --
 Operating Officer of the Bank.....................    1996      55,570       12,469               --

John K. Kelly
 Senior Vice President and Corporate                   1998    $126,000     $ 20,740     $         --
 Secretary of the Company and Senior Vice              1997     122,000       24,245               --
 President and General Counsel of the Bank.........    1996     116,300       26,114               --

                                                                  LONG-TERM COMPENSATION
                                                                          AWARDS
                                                              -----------------------------
                                                               RESTRICTED      SECURITIES
                                                                 STOCK         UNDERLYING        ALL OTHER
NAME AND PRINCIPAL                                               AWARDS          OPTIONS        COMPENSATION
POSITIONS                                               YEAR     ($) (5)        (#) (6) (7)         ($) (8)
----------------------------------------------------   ------ ------------      -----------      ------------
John R. Garbarino                                       1998    $       --              --           $121,336
 President and Chief Executive Officer                  1997     2,453,519         402,628            153,430
 of the Company and the Bank.......................     1996            --              --             88,655

Michael E. Barrett                                      1998    $       --              --           $ 63,866
 Executive Vice President of the Bank..............     1997       785,128          83,880             75,472
 ..................................................     1996            --              --             46,346

Michael J. Fitzpatrick
 Executive Vice President and Chief                     1998    $       --              --           $ 55,968
 Financial Officer of the Company and the               1997       785,128         150,986             73,337
  Bank.............................................     1996            --              --             42,454

Karl E. Reinheimer (2)                                  1998    $       --              --           $ 54,965
 Executive Vice President and Chief                     1997       294,430         150,986              6,062
 Operating Officer of the Bank.....................     1996            --              --                 --

John K. Kelly
 Senior Vice President and Corporate                    1998    $       --              --           $ 47,654
 Secretary of the Company and Senior Vice               1997       490,698          50,328             61,352
 President and General Counsel of the Bank.........     1996            --              --             37,079

______________________________
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan and Deferred Compensation Plan.
(2) On July 15, 1996, the Bank employed Karl E. Reinheimer as Director of the Commercial Loan Division. On October 16, 1996, Mr. Reinheimer was appointed Executive Vice President and Chief Operating Officer of the Bank.
(3) This amount consists of bonuses paid pursuant to the Bank's Award Program, which awards are based on the attainment of certain predetermined annual performance goals. See "Compensation Committee Report on Executive Compensation."
(4) For 1998, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; nor (e) preferential discounts on stock.
(5) Pursuant to the Incentive Plan, stock awards of 167,762, 53,684, 53,684, 20,132 and 33,552 were granted to Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly. The awards commenced vesting in five equal annual installments on February 4, 1998. When shares become vested and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee is satisfied. All awards vest immediately upon death, disability or change in
    control.   As of December 31, 1998, the market value of the unvested awards granted to Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly was $2,231,241, $713,994, $713,994, $267,762, and $446,248, respectively.
(6) For a discussion of options granted under the Incentive Plan. See the Fiscal Year-End Option/SAR Values table.
(7) Shares have been adjusted for the two-for-one stock split effected in the form of a 100% stock dividend paid on May 15, 1998.
(8) Includes (a) $55,361, $55,269, $55,968, $53,603 and $47,654, representing the value of shares allocated under the ESOP, as of December 31, 1998, for the benefit of Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly, respectively; and (b) $59,002 for Mr. Garbarino representing the contributions made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 1998.

     EMPLOYMENT AGREEMENTS. The Bank and the Company have entered into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

     The employment agreements provide for a three-year term for both Executives. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices;
(ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive's subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the employment agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based solely upon three times 1998 base salary and incentive bonus as reported in the Summary Compensation

Table, Messrs. Garbarino and Fitzpatrick would receive approximately $1,370,307 and $601,275, respectively, in severance payments, in addition to other cash and noncash benefits.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     CHANGE IN CONTROL AGREEMENTS. For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements ("CIC Agreement") with Messrs. Barrett, Reinheimer and Kelly, (individually, the "Executive"). Each CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company's CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company's CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive's average annual compensation as defined in the CIC Agreement, for the five years preceding termination. The Bank's CIC Agreement is similar to that of the Company; however, any payments to the Executive under the Bank's CIC Agreement, would be subtracted from any amount due simultaneously under the Company's CIC Agreement. The Company and the Bank would also continue and pay for the Executive's life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank's CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. If a change in control occurs, based solely upon two times 1998 base salary and incentive bonus as reported in the Summary Compensation Table, pursuant to the CIC Agreements, Messrs. Barrett, Reinheimer and Kelly would receive approximately $337,280, $347,238 and $293,480, respectively, in addition to other cash and noncash benefits.

     Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     INCENTIVE PLAN. The Incentive Plan provides discretionary awards and stock options to officers and key employees as determined by the Compensation Committee. No awards of stock or stock options were made to the Named Executive Officers pursuant to the Incentive Plan during fiscal 1998.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options and the values of such options held by the Named Executive Officers as of December 31, 1998


                                           FISCAL YEAR-END OPTION/SAR VALUES

                                                                                              VALUE OF
                                          NUMBER OF SECURITIES                              UNEXERCISED
                                         UNDERLYING UNEXERCISED                             IN-THE-MONEY
                                            OPTIONS/SARS AT                                OPTION/SARS AT
                                           FISCAL YEAR END(#)                            FISCAL YEAR END($)
                                   ---------------------------------               ------------------------------
           NAME                     EXERCISABLE/UNEXERCISABLE(1)(2)                 EXERCISABLE/UNEXERCISABLE(3)
---------------------------        ---------------------------------               ------------------------------
John R. Garbarino                           80,526/322,102                                 $178,365/$713,456

Michael E. Barrett                           16,776/67,104                                    37,159/148,635

Michael J. Fitzpatrick                      30,198/120,788                                    66,889/267,545

Karl E. Reinheimer                          30,198/120,788                                    66,889/267,545

John K. Kelly                                10,066/40,262                                     22,296/89,180

___________________________
(1)  The options in this table have an exercise price of $14.41.
(2) Shares and the exercise price have been adjusted for the two-for-one stock split effected in the form of a 100% stock dividend paid on May 15, 1998.
(3) Based on the market value of the underlying Common Stock, $16.625, at December 31, 1998, minus the exercise price.

          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide a select group of management and highly compensated employees with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank's 401(k) Retirement Plan plus the benefits which would have been provided from the Bank's Retirement (Pension) Plan which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

          The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust's assets are taxable to the participants. The amounts contributed in 1998 under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino, Barrett, Fitzpatrick, Reinheimer and Kelly were $113,577, $25,964, $19,946, $16,179 and $13,878, respectively.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

          All loans made by the Bank to its directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank offers loans to executive officers on terms not available to the public but available to all other full-time employees, as permitted under federal regulations. Under the Bank's existing policy, any loan to an executive officer or director, must be approved, in advance, by a majority of the disinterested members of the Board of Directors.

                    PROPOSAL 2.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

          The Company's independent auditors for the fiscal year ended December 31, 1998 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 1999, subject to ratification of such appointment by the shareholders.

          Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

          UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

          To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 19, 1999. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

          The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company publicly disclosed to shareholders the date of the annual meeting. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

          The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

          Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

          A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO SALLY DENNIS, OCEAN FINANCIAL CORP., 975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08754-2009.

                                         By Order of the Board of Directors


                                         John K. Kelly
                                         Corporate Secretary

Toms River, New Jersey
March 19, 1999


           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
             PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
             MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY
               RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                                REVOCABLE PROXY
                             OCEAN FINANCIAL CORP.

                        ANNUAL MEETING OF STOCKHOLDERS
                                April 22, 1999
                                  10:00 a.m.
                          ___________________________

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints the Proxy Committee of the Board of Ocean Financial Corp. (the "Company"), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Crystal Point Yacht Club, 3900 River Road at the Intersection of State Highway 70, Point Pleasant, New Jersey on April 22, 1999, at 10:00 a.m. and at any and all adjournments thereof.

     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                             OCEAN FINANCIAL CORP.

                                APRIL 22, 1999



               .Please Detach and Mail in the Envelope Provided.

      Please mark your
A [X] votes as in this
      example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS
     SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2. THE RATIFICATION OF
                                 ACCOUNTANTS.

                    FOR
                all Nominees  VOTE WITHHELD                                                                  FOR   AGAINST   ABSTAIN
1. Election of                               NOMINEES:               2. The ratification of the appointment
   Directors        [  ]          [  ]        Thomas F. Curtin          of KPMG LLP as independent Auditors  [ ]     [ ]       [ ]
   (except as                                 John R. Garbarino         of the Company for the fiscal year
   marked to the contrary below)              Frederick E. Schlosser    ending December 31 1999.

INSTRUCTION: To withhold your vote for any
individual nominee, write that nominee's                                The undersigned acknowledges receipt from the Company prior
name on the space provided.                                          to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 19, 1999.

__________________________________________                           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                                                                     ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                                                                   YES       NO
                                                                                  I plan to attend the Meeting.    [ ]       [ ]

Signature(s) _________________________________________  Dated __________________

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title if shares are held jointly, each holder may sign but only one signature is required.